                          ATLAS PIPELINE PARTNERS, L.P.

                             1,725,000 Common Units

                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT

                                January __, 2000

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
McDONALD INVESTMENTS
    as Representatives of the Several Underwriters named in Schedule I hereto c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 19TH Street North
Arlington, VA  22209

Ladies & Gentlemen:


         Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell (the "Offering") an aggregate of 1,500,000 common units (the "Firm Units") representing limited partner interests in the Partnership (the "Common Units") to the several underwriters named in
Schedule I hereto (the "Underwriters"), upon the terms and conditions set forth in Section 2 hereof. The Partnership also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 225,000 Common Units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively referred to as the "Units."

         The Partnership was formed to acquire, own and operate intrastate natural gas pipeline gathering systems in Eastern Ohio, Western Pennsylvania and Western New York owned, directly or indirectly, by Atlas America, Inc., a Pennsylvania corporation ("Atlas America"), Resource Energy, Inc., a Delaware corporation ("REI"), Viking Resources Corporation, a Pennsylvania corporation ("Viking"), AIC, Inc., a Delaware corporation ("AIC"), St. Julien III Corporation, a Pennsylvania corporation ("St. Julien"), Resource America, Inc., a Delaware corporation ("RAI"), Atlas Energy Group, Inc., an Ohio corporation ("AEG") and REI-NY, Inc., a New York corporation ("REI-NY") (each individually an "Atlas Entity" and collectively, the "Atlas Entities"). Atlas Pipeline Partners GP, LLC, a Delaware limited liability company, will serve as the general partner (the "General Partner") of each of the Partnership and Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership").


         Atlas America, REI and Viking represent and warrant that, prior to the date hereof, the following transactions occurred:

                  (a) AIC contributed to Atlas Pipeline Pennsylvania, LLC, a Pennsylvania limited partnership ("PA LLC") all of the issued and outstanding capital stock of Mercer Gas Gathering, Inc., a Pennsylvania corporation ("Mercer"), in exchange for ___% of the member interests in PA LLC.

                  (b) Mercer was merged with and into PA LLC.

                  (c) Viking contributed its Pennsylvania gas gathering system to PA LLC in exchange for ___% of the member interests in PA LLC and the assumption by PA LLC of the related, qualified debt.

                  (d) AEG contributed to PA LLC the Jefferson portion of the Mercer County gas gathering system and miscellaneous related segments in exchange for a ___% member interest in PA LLC.

                  (e) St. Julien divided St. Julien into St. Julien Acquisitioncorp II, Inc., a Pennsylvania corporation ("Columbiana Mergerco") and St. Julien with Columbiana Mergerco being allocated the Columbiana gathering system and any related, qualified debt and St. Julien being allocated all other assets and debt of St. Julien.

                  (f) Columbiana Mergerco was merged with and into Atlas Pipeline Ohio LLC, a Pennsylvania limited liability company ("OH LLC").

                  (g) RAI conveyed its interest in the Shongum gathering system and certain miscellaneous rights-of-way to OH LLC in exchange for a ___% member interest in OH LLC issued to REI.

                  (h) REI contributed the Springcreek gathering system to PA LLC in exchange for a ___% member interest in PA LLC and the assumption by PA LLC of the related, qualified debt and contributed the Shongum gathering system to OH LLC in exchange for a ___% member interest in OH LLC and the assumption by OH LLC of the related, qualified debt.

                  (i) AEG contributed the Champion and Hubbard gathering systems and certain miscellaneous rights-of-way to OH LLC in exchange for a ____% member interest in OH LLC and the assumption by OH LLC of the related, qualified debt.

                  (j) Viking contributed its Ohio gathering systems to OH LLC in exchange for a __% member interest in OH LLC and the assumption by OH LLC of the related, qualified debt.

                  (k) REI-NY contributed to Atlas Pipeline New York LLC, a Pennsylvania limited liability company ("NY LLC"), all of its gathering systems in exchange for a ___% member interest in NY LLC and the assumption by NY LLC of the related, qualified debt.

                  (l) RAI contributed to NY LLC certain miscellaneous rights of way in exchange for a ___% member interest in NY LLC issued to REI.

                  (m) REI, AEG and Viking each contributed all their member interests in OH LLC to the General Partner in exchange for __%, __% and __% member interests, respectively, in the General Partner.

                  (n) AIC, Viking, REI and AEG contributed all of their member interests in PA LLC to the General Partner in exchange for __%, __%,__% and __% member interests, respectively, in the General Partner.

                  (o) REI-NY contributed all of its member interests in NY LLC to the General Partner in exchange for a __% member interest in the General Partner.

                  (p) The General Partner contributed $10 to the Partnership in exchange for a 1% general partner interest and REI contributed $990 in exchange for a 99% limited partner interest in the Partnership.

                  (q) The General Partner contributed $10 to the Operating Partnership in exchange for a 1% general partner interest and the Partnership contributed $990 in exchange for a 99% limited partner interest in the Operating Partnership.

         It is understood and agreed by all parties that the following transactions will occur on the Closing Date: (i) The General Partner will contribute all of its member interests in OH LLC, PA LLC and NY LLC (which are sometimes referred to herein collectively as the "Operating LLCs") to the Operating Partnership in exchange for (a) an additional general partner interest in the Operating Partnership, (b) a limited partner interest in the Operating Partnership and (c) the right to receive $6.4 million in cash (the "Cash Right"); (ii) the General Partner will contribute its limited partner interest in the Operating Partnership to the Partnership in exchange for a 1% general partner interest in the Partnership, 1,641,026 units representing subordinated limited partner interests in the Partnership (the "Subordinated Units"), representing an approximately 51% interest in the Partnership and the Incentive Distribution Rights (as defined in the Agreement of Limited Partnership of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the "Partnership Agreement") between the General Partner and ____________, as organizational limited partner (in such capacity, the "Organizational Limited Partner")); (iii) subject to the provisions of this Agreement, the public offering of the Firm Units contemplated hereby will be consummated; (iv) the Partnership will contribute the proceeds from the public offering to the Operating Partnership in exchange for an additional limited partner interest in the Operating Partnership; (v) the Operating Partnership will use the cash proceeds from the offering to (a) pay expenses of the Offering, (b) satisfy the Cash Right received by the General Partner, (c) contribute capital to OH LLC and NY LLC to fund the acquisition of gathering systems from the 1989 Partnership Income Program ("1989 P/S") and the 1990 Partnership Income Program ("1990 P/S") for $.4 million and $.2 million, respectively, and Ohio LLC and NY LLC will consummate such acquisitions, (d) create working capital and (e) contribute capital to the Operating LLCs to satisfy all indebtedness assumed by such entities in connection with the acquisition of the gathering systems, and such entities will repay such indebtedness; (vi) the General Partner or Atlas America, Viking and REI will deliver an irrevocable letter of credit in favor of the Partnership as described in the Prospectus (as defined below) to support the General Partner's obligation under the Distribution Support Agreement (as defined below); and (vii) Atlas America, REI, Viking, the Partnership and the Operating Partnership will enter into the Master Gathering Agreement and the Omnibus Agreement (each as defined below).


         The conveyances and mergers described in clauses (a) - (q) above and the transactions described above in clauses (i) through (x) are collectively referred to as the "Transactions." In connection with the consummation of the Transactions, the Partnership, the Operating Partnership, the General Partner (each individually an "Atlas Party" and collectively, the "Atlas Parties"), the Operating LLCs and the Atlas Entities will enter into various bills of sale, assignment and assumption agreements, merger agreements, deeds and other instruments of assignment and conveyance (collectively, the "Conveyance Agreements").


         Atlas America and the Atlas Parties wish to confirm as follows their agreement with you (the "Representatives") and the several other Underwriters on whose behalf you are acting, in connection with the several purchases of the Units by the Underwriters.

         1. Registration Statement and Prospectus. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (Commission File No. 333-85193) (the "Registration Statement"), including a prospectus subject to completion relating to the Units. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If it is contemplated, at the time this Agreement is executed, that a registration statement or a post-effective amendment will be filed pursuant to Rule 462(b) or Rule 462(d) under the Act before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement includes such registration statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the preliminary prospectus dated ___________, 2000, relating to the Common Units as such preliminary prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2. Agreements to Sell and Purchase. The Partnership hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of Atlas America, REI, Viking and the Atlas Parties herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $_____ per Unit (the "purchase price per Unit"), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 10 hereof).


         The Partnership also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of Atlas America, REI, Viking and the Atlas Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Partnership, at the purchase price per Unit, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 7:00 p.m., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the American Stock Exchange is open for trading), up to an aggregate of 225,000 Additional Units. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Units. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Partnership the number of Additional Units (subject to such adjustments as you may determine in order to avoid fractional Units) which bears the same proportion to the number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Units increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Units.

         3. Terms of Public Offering. The Partnership has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

         4. Delivery of the Units and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Units shall be made at the offices of Friedman, Billings, Ramsey & Co., Inc. located at Potomac Tower, 1001 19th Street, North, Arlington, Virginia 22209, at 10:00 a.m., New York City time, on January __, 2000 (the "Closing Date"). The place of closing for the Firm Units and the Closing Date may be varied by agreement between you and the Partnership.

         Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the aforementioned office at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Partnership of the Underwriters' determination to purchase a number, specified in such notice, of Additional Units. The place of closing for any Additional Units and the Option Closing Date for such Units may be varied by agreement between you and the Partnership.

         Certificates for the Firm Units and for any Additional Units to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 5:00 p.m., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in Arlington, VA for inspection and packaging not later than 11:30 a.m., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Units and any Additional Units to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

         5. Agreements of the Partnership and the General Partner. The Partnership and the General Partner agree with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Partnership and the General Partner will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Partnership will advise you promptly and, if requested by you, will confirm such advice in writing: (i) when any amendments to the Registration Statement become effective; (ii) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) of the receipt of any comments from the Commission and (v) within the period of time referred to in paragraph (f) below, of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership and the General Partner will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Partnership will furnish to you, without charge, (i) two EDGAR versions of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) two manually signed copies of the registration statement corresponding to the EDGAR version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and (iii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you or your counsel may reasonably request.

                  (d) The Partnership will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you or your counsel shall reasonably object in writing after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Partnership has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Prepricing Prospectus. The Partnership consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Partnership.

                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. At any time after nine months after the time of issuance of the Prospectus, upon request, but at your expense, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act as you may reasonably request, provided that a prospectus is required by the Act to be delivered in connection with sales of Units by any Underwriter or dealer. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at your expense. In the event that the Partnership and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (g) The Partnership and the General Partner will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Atlas Party be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

                  (h) The Partnership will make generally available to its unitholders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) During the period of two years hereafter, the Partnership will furnish to you (i) as soon as publicly available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Units may be listed, and (ii) from time to time such other information concerning the Partnership as you may reasonably request.

                  (j) The Partnership will apply the net proceeds from the sale of the Units and the Operating Partnership will apply all amounts contributed to it by the Partnership from the sale of the Units in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

                  (k) If Rule 430A of the Act is employed, the Partnership will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (l) Except as provided in this Agreement, (i) the Partnership will not (a) offer, sell, contract to sell or otherwise dispose of any Common Units, any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with Common Units, or (b) grant any options or warrants to purchase Common Units or Subordinated Units for a period of 180 days after the date of the Prospectus without your prior written consent, except for the issuance and transfer of Common Units and Subordinated Units to occur upon the closing of the Offering described in the Prospectus and the issuance of Common Units pursuant to Article 4 of the Partnership Agreement and Section ___ of the Omnibus Agreement and (ii) except as provided in the Prospectus, the General Partner will not offer, sell, contract to sell or otherwise dispose of any Subordinated Units, any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or Subordinated Units or any securities that are senior to or pari passu with Common Units for a period of two (2) years after the date of the Prospectus without your prior written consent.

                  (m) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Atlas Parties have not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

                  (n) The Partnership shall fully comply in a timely manner with all provisions of the Act and the Exchange Act, including the rules and regulations thereunder, in order to permit the completion of the distribution of the Units as contemplated hereby, and the registration of the Units under the Exchange Act.

                  (o) The General Partner and the Partnership will cause each of the Atlas Entities, the Operating Partnership and the Operating LLCS to accomplish or obtain as soon as practicable all consents, recordings and filings, and enforce all rights under the Conveyance Agreements, necessary or appropriate to perfect, preserve and protect the title of the Operating LLCs to the properties and assets owned by them as a result of the Transactions, except where the failure to obtain such consents recordings or filings or to perfect, preserve and protect such title would not have a Material Adverse Effect (as defined below).


         6. Representations and Warranties of the Atlas Parties. Atlas America, REI, Viking, and the Atlas Parties, jointly and severally, represent and warrant to each Underwriter that:

                  (a) Any Prepricing Prospectus, at the date of filing thereof with the Commission, complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to statements in or omissions from the Registration Statement, the Prospectus or any Prepricing Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by or on behalf of any Underwriter through you expressly for use therein (that information being limited to that described in Section 12 hereof).

                  (b) The Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full power and authority to own or lease its properties to be owned or leased at the Closing Date, after giving effect to the Transactions, and to conduct its business to be conducted at the Closing Date, in each case as described in the Registration Statement and the Prospectus. The Partnership is, or at the Closing Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which, after giving effect to the Transactions, the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Atlas Parties and the Operating LLCs, taken as a whole (a "Material Adverse Effect") or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (c) The Operating Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties to be owned or leased at the Closing Date, after giving effect to the Transactions, and to conduct its business to be conducted at the Closing Date, in each case as described in the Registration Statement and the Prospectus. The Operating Partnership is, or at the Closing Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which, after giving effect to the Transactions, the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (d) The General Partner has been duly formed and is a limited liability company validly existing and in good standing under the laws of the State of Delaware with full company power and authority to own or lease its properties to be owned or leased at the Closing Date, after giving effect to the Transactions, to conduct its business to be conducted at the Closing Date and to act as general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which, after giving effect to the Transactions, the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (e) Each of the Operating LLCs has been duly formed and is a limited liability company validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full company power and authority to own or lease its properties to be owned or leased at the Closing Date, after giving effect to the Transactions, to conduct its business to be conducted at the Closing Date, to assume and perform the liabilities being assumed by it pursuant to the Conveyance Agreements and to conduct its business to be conducted at the Closing Date, in each case after giving effect to the Transactions and in all material respects as described in the Registration Statement and the Prospectus. Each of the Operating LLCs is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which, after giving effect to the Transactions, the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (f) Each of Atlas America, REI, AIC, AEG, Viking and REI-NY has been duly formed and is a corporation validly existing and in good standing under the laws of the state of its incorporation with full corporate power and authority to own or lease its properties to be owned or leased at the Closing Date, after giving effect to the Transactions, to conduct its business to be conducted at the Closing Date, to assume and perform the liabilities being assumed by it pursuant to the Conveyance Agreements and to conduct its business to be conducted at the Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of Atlas America, REIand Viking is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which, after giving effect to the Transactions, the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (g) At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 1.0101% general partner interest in the Partnership; its general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; the General Partner will own all of the Incentive Distribution Rights; such Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement; and, except for liens securing any commercial bank or institutional lender to Atlas America or any of its Affiliates, (the "Permitted Encumbrances") the General Partner will own such general partner interest and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (h) At the Closing Date, after giving effect to the Transactions, the General Partner will own limited partner interests in the Partnership represented by 1,641,026 Subordinated Units; such Subordinated Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and, except for Permitted Encumbrances the General Partner will hold its limited partner interests represented by its Subordinated Units free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (i) At the Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Additional Units); at the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Subordinated Units and Incentive Distribution Rights owned by the General Partner as set forth above, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date or the Option Closing Date.

                  (j) At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the General Partner will own a 1.0101% general partner interest in the Operating Partnership and the Partnership will own a 98.9899% limited partner interest in the Operating Partnership; such interests will have been duly authorized and validly issued in accordance with the Partnership Agreement of the Operating Partnership (as the same may be amended and restated at or prior to the Closing Date, the "Operating Partnership Agreement" and together with the Partnership Agreement, the "Partnership Agreements") and will be fully paid (to the extent required under the Operating Partnership Agreement) and the limited partnership interest will be nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the General Partner and the Partnership will own such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (k) At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Atlas Entities will collectively own 100% of the member interests in the General Partner; such member interests will have been duly authorized and validly issued and will be fully paid and nonassessable; and, except for Permitted Encumbrances, such entities will own such member interests free and clear of all liens, encumbrances, security interest, equities, charges or claims.

                  (l) At the Closing Date and the Option Closing Date, after giving effect to the Transactions, except for (i) the General Partner's general partner interest in the Partnership and the Operating Partnership, (ii) the General Partner's limited partner interest in the Partnership, (iii) the Partnership's limited partner interest in the Operating Partnership, and (iv) the Operating Partnership's member interests in the Operating LLCs, none of the Atlas Parties will own, directly or indirectly, any equity or long term debt securities of any person, or have any membership, participation or other interest in any firm, partnership, limited liability company, joint venture, association or other entity.

                  (m) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Operating Partnership pursuant to either the Partnership Agreement or the Operating Partnership Agreement, respectively, or any agreement or other instrument to which the Partnership or the Operating Partnership is a party or by which either of them may be bound. Except as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or the Operating Partnership under the Act. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units or other partnership interests or distribution rights in the Partnership or the Operating Partnership. The Units, when issued and delivered against payment therefor as provided herein and the Subordinated Units and Incentive Distribution Rights to be issued to the General Partner, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the description thereof contained in the Prospectus. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus and (ii) the Subordinated Units and Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement. At the Closing Date and the Option Closing Date, all corporate, company and partnership action, as the case may be, required to be taken by the Atlas Entities, the Atlas Parties or the Operating LLCs or any of their respective shareholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Subordinated Units and Incentive Distribution Rights and the consummation of the transactions (including the Transactions) contemplated by this Agreement shall have been validly taken.

                  (n) The execution and delivery of, and the performance by Atlas America, REI, Viking and each of the Atlas Parties of their respective obligations under, this Agreement have been duly and validly authorized by each of them, and this Agreement has been duly executed and delivered by each of them, and constitutes the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms.

                  (o) At or before the Closing Date, (i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms; (ii) the Operating Partnership Agreement will have been duly authorized, executed and delivered by each of the General Partner and the Partnership and will be a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each of them in accordance with its terms; (iii) a master natural gas gathering agreement as described in the Prospectus (the "Master Gathering Agreement") will have been duly authorized, executed and delivered by each of the Partnership, the Operating Partnership, Atlas America, REI and Viking and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms; (iv) each of the Conveyance Agreements will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of the parties thereto enforceable against each of such parties in accordance with its terms; (v) an omnibus agreement as described in the Prospectus (the "Omnibus Agreement") will have been duly authorized, executed and delivered by each of the Operating Partnership, Atlas America, REI and Viking and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms; and (vi) a distribution support agreement as described in the Prospectus (the "Distribution Support Agreement") will have been authorized, executed and delivered by each of the General Partner and the Partnership and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms; provided that, with respect to each agreement described in this Section 6(o), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Partnership Agreements, the Master Gathering Agreement, the Conveyance Agreements, the Omnibus Agreement and the Distribution Support Agreement are herein collectively referred to as the "Operative Agreements."

                  (p) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Atlas Entities, the Atlas Parties or the Operating LLCs which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation or bylaws or other organizational documents of any of the Atlas Entities, the Atlas Parties or the Operating LLCs, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Atlas Entities, the Atlas Parties or the Operating LLCs is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Atlas Entities, the Atlas Parties or the Operating LLCs or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Atlas Parties or the Operating LLCs, in the case of clauses
(ii), (iii) or (iv), which conflicts, breaches, violations or defaults would have a Material Adverse Effect.

                  (q) No permit, consent, approval, certificate, authorization or order of any person, court, governmental agency or body is required in connection with the execution, delivery and performance of, or the consummation by any of the Atlas Entities the Atlas Parties or the Operating LLCs of the transactions contemplated by, this Agreement or the Operative Agreements (including the Transactions), except (i) such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) such permits, consents, approvals, certificates and similar authorizations which have been, or prior to the Closing Date will be, obtained and (iii) such permits, consents, approvals, certificates and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

                  (r) None of the Atlas Entities, the Atlas Parties or the Operating LLCs is in (i) violation of its agreement of limited partnership, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect.

                  (s) The accountants, Grant Thornton LLP, McLaughlin & Coursan and Ernst & Young LLP, who have certified or shall certify the audited financial statements included in the Registration Statement, any Prepricing Prospectus and the Prospectus (or any amendment or supplement thereto), are independent public accountants with respect to Atlas America, REI, Viking and the Atlas Parties as required by the Act and the applicable published rules and regulations thereunder.

                  (t) The financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Prepricing Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities or operations purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical information set forth in the Registration Statement, the Prepricing Prospectus and the Prospectus (and any amendment or supplement thereto) under the captions "Summary Financial and Operating Data of Resource America, Inc. Gathering Operations" and "Selected Financial and Operating Data of Resource America, Inc. Gathering Operations" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Prepricing Prospectus and the Prospectus (and any amendment or supplement thereto) are accurately presented in all material respects and have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of Atlas America, REI, Viking and the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

                  (u) Except as disclosed in the Registration Statement, the Prepricing Prospectus and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is set forth therein, (i) none of the Atlas Entities, the Atlas Parties or the Operating LLCs has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Atlas Parties and the Operating LLCs, taken as a whole, (ii) there has not been any change in the capitalization, or increase in the short-term debt or long-term debt, of the Atlas Entities, the Atlas Parties or the Operating LLCs that, singly or in the aggregate, is material to the Atlas Parties and the Operating LLCs and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective Material Adverse Effect whether or not arising in the ordinary course of business.

                  (v) There are no legal or governmental proceedings pending or, to the knowledge of Atlas America, REI or Viking, threatened, against any of Atlas America, REI, Viking, the Operating LLCs or the Atlas Parties, or to which any of Atlas America, REI, Viking, the Operating LLCs or the Atlas Parties is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                  (w) Upon execution and delivery of the Conveyance Agreements, the Atlas Entities party thereto will have conveyed to the Operating LLCs all of their respective rights, title and interest in and to all real and personal property described in the Prospectus to be conveyed to the Operating LLCs (the "Property"), free and clear of all liens, claims, security interests or other encumbrances except (i) as described in the Prospectus and (ii) such as do not materially detract from the value of the Property and do not materially interfere with the use of the Property taken as a whole as the Property has been used in the past and as the Property is proposed to be used in the future as described in the Prospectus. The Property consists of all real and personal property necessary to operate the gathering assets described in the Prospectus in all material respects as currently operated by the respective Atlas Entities. The Operating LLCs will, upon execution and delivery of the Conveyance Agreements, succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus.

                  (x) The Partnership has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.

                  (y) Each of Atlas America, REI, Viking, the Operating LLCs and the Atlas Parties has, or at the Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Atlas Parties and the Operating LLCs has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Atlas Parties and the Operating LLCs, taken as a whole.

                  (z) Upon execution and delivery of the Conveyance Agreements on the Closing Date each of the Operating LLCs will have, such consents, easements, rights-of-way or licenses from any person ("rights-of- way") as are necessary to the conduct of the Partnership's business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Atlas Parties and the Operating LLCs, has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Atlas Parties and the Operating LLCs, taken as a whole.

                  (aa) Each of Atlas America, REI, Viking, the Operating LLCs and the Atlas Parties (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (bb) Each of the Atlas Entities and Atlas Parties has filed (or has obtained extensions with respect to) all material federal, state and foreign, income and other tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those
(i) which, if not paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith.

                  (cc) At the Closing Date, after giving effect to the Transactions, the Atlas Parties and the Operating LLCs will own or possess, all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights owned by them or necessary for the conduct of their respective businesses, and the Atlas Parties are not aware of any claim to the contrary or any challenge by any other person to the rights of the Atlas Parties and the Operating LLCs with respect to the foregoing.

                  (dd) None of the Atlas Parties or the Operating LLCs is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "The Transactions; Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

                  (ee) None of the Atlas Entities, the Operating LLCs or the Atlas Parties has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for any such loss or interference that would not have a Material Adverse Effect.

                  (ff) None of the Atlas Entities, the Operating LLCs or the Atlas Parties has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would have a Material Adverse Effect.

                  (gg) Except as described in or contemplated by the Prospectus, no material labor dispute with the employees of Atlas America exists or, to the knowledge of Atlas America, is imminent.

                  (hh) At the Closing Date, after giving effect to the Transactions, the Atlas Parties and the Operating LLCs will maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Atlas Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made with respect to any asset to be transferred to any of the Operating LLCs in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

                  (ii) Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of Atlas America, threatened, to which any of the Atlas Entities or Atlas Parties, or any of their respective subsidiaries, is or may be a party or to which the business or property of any of the Atlas Entities or Atlas Parties, or any of their respective subsidiaries, is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Atlas Entities or Atlas Parties, or any of their respective subsidiaries, is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units or
(C) in any manner draw into question the validity of this Agreement or any Operative Agreement.

                  (jj) The sale and issuance of the Subordinated Units and Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Atlas Parties has taken or will take any action that would cause the loss of such exemption.

                  (kk) The Units have been approved for listing on the American Stock Exchange ("AMEX"), subject only to official notice of issuance.


         7. Indemnification and Contribution.

                  (a) Each of Atlas America, REI, Viking and the Atlas Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter and its affiliates (within the meaning of Rule 405 of the Act) and their respective directors, officers, employees, agents and controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) (each an "Underwriter Indemnified Party") from and against any and all losses, claims, damages, liabilities and expenses (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether or not such litigation or claim is initiated or brought by any Atlas Entity, any Operating LLC or any Atlas Party, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, any such Underwriter Indemnified Party may incur under any applicable federal or state law, or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent but only to the extent that such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership or the General Partner by or on behalf of any Underwriter through you expressly for use in connection therewith (it being understood that such information is limited to the information described in Section 12 hereof); provided, further, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter Indemnified Party on account of any such loss, claim, damage, liability or expense arising from the sale of the Units by such Underwriter Indemnified Party to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in requisite quantity and on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which Atlas America, REI, Viking or any Atlas Party may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against any Underwriter Indemnified Party in respect of which indemnity may be sought against Atlas America, REI, Viking or an Atlas Party, such Underwriter Indemnified Party shall promptly notify Atlas America, REI, Viking and the Atlas Parties in writing, and Atlas America, REI and Viking may elect to assume the defense thereof, including the employment of counsel (which counsel shall be reasonably acceptable to such Underwriter Indemnified Party) and payment of all reasonable fees and expenses. The failure or delay by an Underwriter Indemnified Party to notify the indemnifying party shall not relieve it from liability which it may have to an Underwriter Indemnified Party unless such failure or delay materially prejudices the indemnifying party's ability to defend such action, suit or proceeding on behalf of such Underwriter Indemnified Party. Such Underwriter Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) Atlas America, REI, Viking or an Atlas Party has agreed in writing to pay such fees and expenses,
(ii) Atlas America, REI and Viking have failed to assume the defense or employ counsel reasonably satisfactory to such Underwriter Indemnified Party or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter Indemnified Party and Atlas America, REI, Viking or an Atlas Party, and such Underwriter Indemnified Party shall have been advised by its counsel that representation of such Underwriter Indemnified Party and Atlas America, REI, Viking or such Atlas Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter Indemnified Party) or that there may be legal defenses available to such Underwriter Indemnified Party that are different from or in addition to those available to Atlas America, REI, Viking or such Atlas Parties. It is understood, however, that Atlas America, REI, Viking and the Atlas Parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriter Indemnified Parties not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by you, and that all such fees and expenses shall be reimbursed as they are incurred. None of the Atlas Parties, Atlas America, REI or Viking shall be liable for any settlement of any such action, suit or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, Atlas America, REI, Viking and the Atlas Parties agree, jointly and severally, to indemnify and hold harmless any Underwriter Indemnified Party, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Atlas America, REI, Viking and the Atlas Parties, their respective directors and officers who sign the Registration Statement, and any person who controls Atlas America, REI, Viking and the Atlas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from Atlas America, REI, Viking and the Atlas Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto (it being understood that such information is limited to the information described in Section 12 hereof). If any action, suit or proceeding shall be brought against Atlas America, REI, Viking or an Atlas Party, any of such directors and officers or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph
(c), such Underwriter shall have the rights and duties given to Atlas America, REI, Viking and the Atlas Parties by paragraph (b) above (except that if the Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and Atlas America, REI, Viking and the Atlas Parties, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph
(b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by Atlas America, REI, Viking and the Atlas Parties on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Atlas America, REI, Viking and the Atlas Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Atlas America, REI, Viking and the Atlas Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by Atlas America, REI, Viking and the Atlas Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of Atlas America, REI, Viking and the Atlas Parties on the one hand, and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Atlas America, REI, Viking and the Atlas Parties or any other affiliate of Atlas America, REI, Viking and the Atlas Parties on the one hand, or by the Underwriters on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Atlas America, REI, Viking and the Atlas Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 10 hereof) and not joint.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of Atlas America, REI, Viking and the Atlas Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, Atlas America, REI, Viking, the Atlas Parties or any of their respective directors or officers or any person controlling Atlas America, REI, Viking or the Atlas Parties, (ii) acceptance of any Units and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement. A successor to any Underwriter Indemnified Party, or to Atlas America, REI, Viking or the Atlas Parties or any of their respective directors or officers or any person controlling Atlas America, REI, Viking or an Atlas Party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall be or have been timely made, as the case may be; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of Atlas America, REI, Viking, the Atlas Parties or any Underwriter, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of Atlas America, REI, Viking, any of the Atlas Parties or the operations of the gathering assets transferred to the Operating LLCs pursuant to the Conveyance Agreements not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving Atlas America, any of the Atlas Parties, any of the Operating LLCs or any executive officer or director of any of such entities which makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Units.

                  (c) You shall have received on the Closing Date, an opinion of Ledgewood Law Firm, P.C., counsel for the Atlas Entities, the Atlas Parties and the Operating LLCs, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                           (i) The Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware LP Act with all necessary power and authority, after giving effect to the Transactions, to own or lease its properties, and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

                           (ii) The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the States of New York, Pennsylvania and Ohio; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which, after giving effect to the Transactions, the character of the business conducted by the Partnership or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability).

                           (iii) The Operating Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware LP Act with all necessary power and authority, after giving effect to the Transactions, to own or lease its properties, and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

                           (iv) The Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the States of New York, Pennsylvania and Ohio; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which, after giving effect to the Transactions, the character of the business conducted by the Operating Partnership or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a Material Adverse Effect, or
         (B) subject the limited partners of the Partnership to any material liability or disability).

                           (v) The General Partner has been duly formed and is a limited liability company validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority, after giving effect to the Transactions, to own or lease its properties, conduct its business and act as general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus.

                           (vi) The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the States of New York, Pennsylvania and Ohio; and to such counsel's knowledge, such jurisdictions are the only jurisdictions in which, after giving effect to the Transactions, the character of the business conducted by the General Partner or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a Material Adverse Effect, or
         (B) subject the limited partners of the Partnership to any material liability or disability).

                           (vii) Each of the Operating LLCs has been duly formed and is a limited liability company validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all necessary company power and authority, after giving effect to the Transactions, to own or lease its properties, assume and perform the liabilities being assumed by it pursuant to the Conveyance Agreements, and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

                           (viii) Each of the Operating LLCs is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which, after giving effect to the Transactions, the character of the business conducted by such entity or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability).

                           (ix) Each of Atlas America, REI, AIC, AEG, Viking and REI-NY have been duly formed and is a corporation validly existing and in good standing under the laws of the state of its incorporation, with all necessary corporate power and authority, after giving effect to the Transactions, to own or lease its properties, assume and perform the liabilities being assumed by it pursuant to the Conveyance Agreements, and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

                           (x) Each of Atlas America, REI and Viking is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the States set forth on Exhibit A to this opinion; and to such counsel's knowledge, such jurisdictions are the only jurisdictions in which, after giving effect to the Transactions, the character of the business conducted by such entity or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except for the failure to so register or so qualify would not (A) have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability).

                           (xi) The General Partner is the sole general partner of the Partnership, with a 1.0101% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the General Partners owns all of the Incentive Distribution Rights; such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid; and, except for the Permitted Encumbrances, the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL or the Delaware LP Act, as appropriate.

                           (xii) The 1,641,026 Subordinated Units to be issued to the General Partner pursuant to the Partnership Agreement and the limited partner interests represented thereby have been duly authorized and, when issued and delivered against payment therefor, will be validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under "The Partnership Agreement--Limited Liability"); after giving effect to the Transactions, except for the Permitted Encumbrances, the General Partner will own such Subordinated Units, free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware, naming any such owner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

                           (xiii) The 1,500,000 Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); other than the Subordinated Units and Incentive Distribution Rights that will be owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date.

                           (xiv) As of the Closing, after giving effect to the Transactions, the General Partner will own a 1.0101% general partner interest in the Operating Partnership and the Partnership will own a 98.9899% limited partner interest in the Operating Partnership; such interests will have been duly authorized and validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and the limited partnership interest will be nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and, except for the Permitted Encumbrances, the General Partner and the Partnership will own such interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any such owner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL or the Delaware LP Act, as applicable.

                           (xv) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Operating Partnership pursuant to the Partnership Agreement, the Operating Partnership Agreement or any other agreement or instrument known to such counsel to which the Partnership or the Operating Partnership is a party or by which either of them may be bound. To such counsel's knowledge, except as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or the Operating Partnership. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units or other partnership interests in the Partnership or the Operating Partnership. The Partnership has all requisite power and authority to issue, sell and deliver (A) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus, and (B) the Subordinated Units, in accordance with the terms and conditions set forth in the Partnership Agreement.

                           (xvi) Upon the consummation of the Transactions, the unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership or the Operating Partnership, except as provided under Sections 17-303 and 17-607 under the Delaware LP Act or in the Partnership Agreement .

                           (xvii) This Agreement has been duly authorized and validly executed and delivered by Atlas America, REI, Viking and each of the Atlas Parties and constitutes a valid and binding obligation of each of such parties, enforceable against each such party in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) and (B) public policy and applicable law with respect to the indemnity, contribution and exoneration provisions contained herein.

                           (xviii) To the knowledge of such counsel, none of the Atlas Entities, the Atlas Parties, or the Operating LLCs is in (A) breach or violation of the provisions of its agreement of limited partnership, certificate or articles of incorporation or bylaws or other organizational documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect.

                           (xix) To the knowledge of such counsel, each of the Atlas Parties and the Operating LLCs has such permits, consents, licenses, franchises and authorizations ("permits") of governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such permits which, if not obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of such counsel, none of the Atlas Parties or the Operating LLCs has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

                           (xx) Each of the Operative Agreements to which any of the Atlas Entities, the Atlas Parties or the Operating LLCs is a party have been duly authorized and validly executed and delivered by each of the Atlas Entities, the Atlas Parties and the Operating LLCs parties thereto and constitutes a valid and binding obligation of each of the Atlas Entities, the Atlas Parties and the Operating LLCs parties thereto, enforceable against each such party in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) and (B) public policy and applicable law with respect to the indemnity, contribution and exoneration provisions contained therein.

                           (xxi) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Atlas Entities, the Atlas Parties or the Operating LLCs party thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (A) constitutes or will constitute a violation of the Partnership Agreements or the certificate or articles of incorporation or bylaws or other organizational documents of any of the Atlas Entities, the Atlas Parties or the Operating LLCs, (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any other Operative Agreement, any bond, debenture, note or any other evidence of indebtedness, any indenture or any other material agreement or instrument known to such counsel to which an Atlas Entity, an Atlas Party or an Operating LLC is a party or by which any one of them may be bound, (C) results or will result in any violation of the Delaware LP Act, the DGCL, the laws of the Commonwealth of Pennsylvania or federal law that, in our experience, are normally applicable to transactions of the type contemplated by the foregoing, as in effect on the date hereof (other than state and foreign securities or blue sky laws and the rules and regulations of the National Association of Securities Dealers, Inc., as to which we express no opinion, or federal securities laws, as to which the opinion expressed in this subparagraph (xxi) is limited to nothing having come to our attention that leads us to believe that such a violation has or will occur), or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Atlas Entities, the Atlas Parties or the Operating LLCS which in the case of clauses (B), (C) or (D) would reasonably be expected to have a Material Adverse Effect.

                           (xxii) No permit, consent, approval, certificate, authorization or order of any federal or state court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the Atlas Entities, the Atlas Parties or the Operating LLCs of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except (A) such permits, consents, approvals, certificates and similar authorizations required under the Act and the Exchange Act, (B) such permits consents, approvals, certificates and similar authorizations required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion and (C) as described in the Prospectus.

                           (xxiii) The statements in the Registration Statement and Prospectus under the captions "The Transactions," "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Regulation," "Business--Environmental and Safety Regulation," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement," insofar as they constitute descriptions of the Operative Agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units, the Common Units, the Subordinated Units and Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions "Prospectus Summary--The Offering," "Cash Distribution Policy," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement".

                           (xxiv) The Registration Statement was declared effective under the Act on January __, 2000; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

                           (xxv) The Registration Statement and the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and
         (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

                           (xxvi) To the knowledge of such counsel, (A) there is no legal or governmental proceeding pending or threatened to which any of the Atlas Entities, the Atlas Parties or the Operating LLCs is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed and
         (B) there are no agreements, contracts or other documents to which any of the Atlas Entities, the Atlas Parties or the Operating LLCs is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                           (xxvii) None of the Atlas Parties is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                           (xxviii)Upon delivery to the Underwriters of certificates evidencing the Units issued in the name of the Underwriters and payment by the Underwriters of the purchase price for the Units, the Underwriters will acquire the Units free of any adverse claim (as such term is defined in Section 8-302 of the New York Uniform Commercial Code), assuming that the Underwriters are acting in good faith and without notice of any adverse claim.

                           (xxix) The Common Units have been approved for listing on the AMEX, subject only to official notice of issuance.

                           (xxx) The offer, sale and issuance of the Subordinated Units and Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Atlas Entities and Atlas Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Atlas Entities and the Atlas Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the DGCL and the laws of the Commonwealth of Pennsylvania, (D) with respect to the opinions expressed in paragraphs (ii), (iv), (vi), (viii) and (x) above as to the due qualification or registration as a foreign limited partnership, limited liability company or corporation, as the case may be, of each of the Atlas Entities and Atlas Parties, state that such opinions are based upon the opinions of ____________________________________________________ provided pursuant to (d)
below and upon certificates of foreign qualification or registration provided by the Secretary of State of the States of Ohio, Pennsylvania and New York (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you), (E) state that they express no opinion with respect to the title of any of the Atlas Parties to any of their respective real or personal property, (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Atlas Parties may be subject and (G) state that they are relying as to certain matters on the opinions of Andrews & Kurth L.L.P.

                  (d) You shall have received on the Closing Date, an opinion of each of (i) _____________________, with respect to the State of Ohio (ii) ______________________, with respect to the State of Pennsylvania, (iii) and
______________________, with respect to the State of New York, each of which is acting as special local counsel for the applicable Atlas Entities, Atlas Parties and Operating LLCs, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                             (i) Each of the Atlas Entities, Atlas Parties and Operating LLCs, as applicable, has been duly qualified or registered as a foreign corporation, foreign limited liability company or a foreign limited partnership, as the case may be, for the transaction of business under the laws of Ohio, Pennsylvania or New York, as applicable.

                             (ii) The execution, delivery and performance of the Conveyance Agreements relating to the transfer of property in the State of Ohio, Pennsylvania or New York, as applicable, did not or will not violate any statute of the State of Ohio, Pennsylvania or New York, as applicable, or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of Ohio, Pennsylvania or New York, as applicable, having jurisdiction over any of the Atlas Entities, the Atlas Parties or the Operating LLCs or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect upon the unitholders or the operations conducted in the State of Ohio, Pennsylvania or New York, as applicable, by the Atlas Parties and the Operating LLCs, taken as a whole.

                             (iii) Each of the Conveyance Agreements relating to the transfer of property in the State of Ohio, Pennsylvania or New York, as applicable, and in the case of New York, this Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of Ohio, Pennsylvania or New York, as applicable, enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy and applicable law with respect to the indemnity contribution and exoneration provisions contained therein; each of the Conveyance Agreements is in a form sufficient (legally and otherwise) as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Ohio, Pennsylvania or New York, as applicable, as described in the Conveyance Agreements, subject to the conditions, reservations and limitations contained in the Conveyance Agreements.

                             (iv) Each of the bills of sale, assignment and assumption agreements, deeds and other instruments of assignment and conveyance (including, without limitation, the form of the exhibits and schedules thereto) and each of the mortgage releases and UCC-3 termination statements is in a form sufficient (legally and otherwise) for recordation in the appropriate public offices of the State of Ohio, Pennsylvania or New York, as applicable, to the extent such recordation is required; recordation in the office of the County Clerk for each county in which OH LLC or NY LLC, as applicable, owns property is the appropriate public office in the State of Ohio, Pennsylvania or New York, as applicable, for the recordation of bills of sale, assignment and assumption agreements, deeds and other instruments of assignment and conveyance of interests in real property located in such county.

                             (v) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of Ohio, Pennsylvania or New York, as applicable, having jurisdiction over the Atlas Entities, the Atlas Parties, the Operating LLCs or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Atlas Entities, Atlas Parties or the Operating LLCs party thereto or the conveyance of properties located in the State of Ohio, Pennsylvania or New York, as applicable, purported to be conveyed to OH LLC, NY LLC or PA LLC pursuant to the Conveyance Agreements or the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, except (A) as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion,
         (B) such permits, consents, approvals and similar authorizations which have been obtained, and (C) such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

                             (vi) To the knowledge of such counsel, each of the Atlas Entities the Atlas Parties and the Operating LLCs has such permits, consents, licenses, franchises and authorizations ("permits") issued by the appropriate Ohio, Pennsylvaniaor New York, as applicable, governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such permits which, if not obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted in the State of Ohio, Pennsylvania or New York, as applicable, by the Atlas Parties and the Operating LLCs, taken as a whole; and, to the knowledge of such counsel, none of the Atlas Entities, Atlas Parties or Operating LLCs has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Atlas Entities and Atlas Parties and upon information obtained from public officials,
(B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws and the laws of the State of Ohio, Pennsylvania or New York, as applicable, (D) state that they express no opinion with respect to the title of any of the real or personal property purported to be transferred by the Conveyance Agreements, (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership may be subject, and (F) state that they are relying as to certain matters on the opinions of Andrew & Kurth L.L.P.


         In rendering such opinion, such counsel shall state that (A) Ledgewood Law Firm, P.C. is hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

                  (e) You shall have received on the Closing Date an opinion of Dickstein Shapiro Morin & Oshinsky LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the issuance and sale of the Units, the Registration Statement and the Prospectus (together with any supplement or amendment thereto) and other related matters as the Representatives may reasonably require.

                  (f) You shall have received on the Closing Date a letter from Andrews & Kurth L.L.P. confirming the opinion that is filed as Exhibit 8.1 to the Registration Statement and stating that the Underwriters may rely upon such opinion as if it were addressed to them.

                  (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Grant Thornton LLP, McLaughlin and Courson and Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                  (h) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or taken or, to the knowledge of the Partnership and the General Partner, shall be threatened by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the partners' capital or shareholder's equity of the Partnership, the Operating Partnership or the General Partner, as the case may be, nor any material increase in the short-term or the long-term debt of the Partnership, the Operating Partnership or the General Partner (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in or affecting the condition (financial or other), business, prospects, operations, properties, net worth or results of operations of the Atlas Parties, taken as a whole which makes it, in your judgment, impracticable or inadvisable to proceed with the public offering of the Units as contemplated by the Prospectus; (iv) the Atlas Parties and the Operating LLCs shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Atlas Parties and the Operating LLCs, taken as a whole other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of Atlas America, REI, Viking and the Atlas Parties contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date.

                  (i) Atlas America, REI, Viking and the Atlas Parties shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                  (j) The AMEX shall have approved the Units for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

                  (k) Atlas America, REI, Viking and the Atlas Parties shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                  (l) Prior to or simultaneously with the sale of the Units on the Closing Date, (i) the conveyance of assets to the Operating LLCs contemplated in the Conveyance Agreements shall have been consummated and (ii) each of the Operative Agreements shall have been executed and delivered and become effective in substantially the form filed as an exhibit to the Registration Statement.

                  (m) There shall have been furnished to you at the Closing Date a certificate reasonably satisfactory to you, signed on behalf of the Partnership by the General Partner by the President or the Executive Vice President and the Chief Financial Officer thereof to the effect that: (A) the representations and warranties of each of the Atlas Parties contained in this Agreement are true and correct at and as of the Closing Date as though made at and as of the Closing Date; (B) each of the Atlas Parties has in all material respects performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the Closing Date; (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or taken or, to the knowledge of any of the Atals Parties, threatened by the Commission, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (D) the Common Units have been duly approved for listing, subject to official notice of issuance, on the AMEX; and (E) no event contemplated by subsection (h) of this Section 8 in respect of the Atlas Parties shall have occurred.

                  (n) There shall have been furnished to you at the Closing Date, a certificate reasonably satisfactory to you, signed on behalf of each of Atlas America, REI and Viking by the President or a Vice President thereof, respectively, to the effect that (A) the representations and warranties of each of Atlas America, REI and Viking contained in this Agreement are true and correct at and as of the Closing Date as though made at and as of the Closing Date and (B) each of Atlas America, REI and Viking has in all material respects performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the Closing Date.

                  (o) On or prior to the date hereof, the General Partner shall have furnished to you a letter substantially in the form of Exhibit B hereto.


         All such opinions, certificates, letters and other documents referred to in this Section 8 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel. The Partnership shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request.


         The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f), (j), (l) and (m) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (e), as applicable, shall be revised to reflect the sale of Additional Units.

         9. Expenses. (a) The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Common Units under the Exchange Act and the listing of the Common Units on AMEX; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.'s review and approval of the Underwriters' participation in the Offering and the distribution of the Units; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of the Partnership in connection with presentations to prospective purchasers of the Units; and (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership.

                  (b) The Partnership agrees to reimburse the Representatives for their out-of-pocket expenses in connection with the performance of its activities under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated (otherwise than pursuant to the second paragraph of Section 10 hereof) including but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and expenses of the Representatives' outside legal counsel and any other advisors, accountants, appraisers, etc., and costs in connection with making road show presentations with respect to the offering of the Units.


                  (c) Notwithstanding anything to the contrary in this Section 9, Atlas America, Viking and REI agree to pay or reimburse any of the expenses referred to in Sections 9(a) and (b) in excess of $750,000.


         10. Effective Date of Agreement. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Partnership by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Partnership.

         If any one or more of the Underwriters shall fail or refuse to purchase Firm Units which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Firm Units which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Firm Units which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 8 of the Agreement Among Underwriters of Friedman, Billings, Ramsey & Co., Inc. and McDonald Investments Inc., to purchase the Firm Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Firm Units which it or they are obligated to purchase on the Closing Date and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units by one or more non-defaulting Underwriters or other party or parties approved by you and the Partnership are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case which does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Additional Units which it or they are obligated to purchase hereunder on the Option Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 8 of the Agreement Among Underwriters of Friedman, Billings, Ramsey & Co., Inc. and McDonald Investments Inc., to purchase the Additional Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Partnership, purchases Units which a defaulting Underwriter is obligated, but fails or refuses, to purchase.


         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to any Atlas Entity or Atlas Party, by notice to the Partnership, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Virginia shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Units at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Units by the Underwriters. Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the 12th and 14th paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(a) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 7, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to Atlas America, REI, Viking or any of the Atlas Parties, at the office of the Partnership at 311 Rouser Road, Moon Township, Pennsylvania 15108, Attention: [______________________], or (ii) if to you, as Representatives of the several Underwriters, care of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 19th Street North, Arlington, Virginia 22209, Attention: ____________________.


         This Agreement has been and is made solely for the benefit of the several Underwriters, Atlas America, REI, Viking, the Atlas Parties, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Partnership, the Operating Partnership, the General Partner, Atlas America, REI, Viking and the several Underwriters.

                                Very truly yours,

                                ATLAS PIPELINE PARTNERS, L.P.

                                By:      ATLAS PIPELINE PARTNERS G.P., LLC,
                                         its General Partner





                                By:
                                   ------------------------------------------
                              Name:
                                   ------------------------------------------
                             Title:
                                   ------------------------------------------





                                ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

                                By:   ATLAS PIPELINE PARTNERS G.P., LLC,
                                its General Partner


                                By:
                                   ------------------------------------------
                              Name:
                                   ------------------------------------------
                             Title:
                                   ------------------------------------------

                                ATLAS PIPELINE PARTNERS G.P., LLC


                                By:
                                   ------------------------------------------
                              Name:
                                   ------------------------------------------
                             Title:
                                   ------------------------------------------






                                ATLAS AMERICA, INC.



                                By:
                                   ------------------------------------------
                              Name:
                                   ------------------------------------------
                             Title:
                                   ------------------------------------------



                                RESOURCE ENERGY, INC.

                                By:
                                   ------------------------------------------
                              Name:
                                   ------------------------------------------
                             Title:
                                   ------------------------------------------





                                VIKING RESOURCES CORPORATION

                                By:
                                   ------------------------------------------
                              Name:
                                   ------------------------------------------
                             Title:
                                   ------------------------------------------


Confirmed as of the date first
above mentioned on behalf of itself
and the other several Underwriters
named in Schedule I hereto.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

As Representative of the Several Underwriters





By:      _________________________________
            Managing Director



McDONALD INVESTMENTS

As Representative of the Several Underwriters





By:      _________________________________
            Managing Director

                                   SCHEDULE I


                          Atlas Pipeline Partners, L.P.



                                                                                      Number of Firm Units
                                   Underwriter                                           to be Purchased
                                   -----------                                           ---------------



Friedman, Billings, Ramsey & Co., Inc.........................................

McDonald Investments, Inc. ...................................................












Total








                                    EXHIBIT A





                 Entity                     Jurisdiction in which registered or qualified
                 ------                     ---------------------------------------------


Atlas America, Inc.
Resource Energy, Inc.
Viking Resources Corporation



                                    EXHIBIT B

                         [Letterhead of General Partner]


                          Atlas Pipeline Partners, L.P.


                         Public Offering of Common Units


                          ----------------------------



Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 19th Street North
Arlington, VA  22209


     Dear Sirs:


         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "Partnership"), Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership, Atlas Pipeline Pennsylvania, LLC, a Pennsylvania limited liability company, Atlas Pipeline OH LLC, an Ohio limited liability company, Atlas Pipeline New York, LLC, a New York limited liability company, Atlas America, Inc., a Pennsylvania corporation, and Friedman, Billings, Ramsey & Co., Inc. and McDonald Investments Inc. as representatives of the underwriters, relating to an underwritten public offering of common units representing limited partner interests (the "Common Units") of the Partnership.


         To induce you to enter into the Underwriting Agreement, the undersigned agrees that it will not offer, sell, contract to sell or otherwise dispose of any Subordinated Units (as defined in the Underwriting Agreement), any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or Subordinated Units or any securities that are senior to or pari passu with Common Units for a period of two (2) years after the date of the Prospectus (as defined in the Underwriting Agreement) without your prior written consent.

         If for any reason the Underwriting Agreement is terminated before the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.



                                ATLAS PIPELINE GP, LLC





                                By:

                                        its Managing Member





                                        By:

                                      Name:

                                     Title: